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QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

                                              Three Months              Nine Months
                                             Ended March 31            Ended March 31
                                         ----------------------    ----------------------
                                           1997         1996         1997         1996
                                         ---------    ---------    ---------    ---------
                                                (In thousands, except per share data)
Primary
Average shares outstanding                  49,046       48,170       48,834       47,979
Net effect of dilutive stock options based
    on the treasury stock method using
    average market price                     1,756        1,650        1,612        1,669
                                         ---------    ---------    ---------    ---------
      Totals                                50,802       49,820       50,446       49,648
                                         =========    =========    =========    =========
Net income                               $  24,084    $  19,925    $  61,718    $  51,378
                                         =========    =========    =========    =========
Net income per common share              $    0.47    $    0.40    $    1.22    $    1.03
                                         =========    =========    =========    =========


Fully Diluted
Average shares outstanding                  49,046       48,170       48,834       47,979
Net effect of dilutive stock options based
   on the treasury stock method using
   the higher of ending or average market
   price                                     1,763        1,650        1,682        1,694
                                         ---------    ---------    ---------    ---------
       Totals                               50,809       49,820       50,516       49,673
                                         =========    =========    =========    =========
Net income                               $  24,084    $  19,925    $  61,718    $  51,378
                                         =========    =========    =========    =========
Net income per common share              $    0.47    $    0.40    $    1.22    $    1.03
                                         =========    =========    =========    =========